EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of The Quigley Corporation:

We hereby consent to incorporation by reference in the registration statements of The Quigley Corporation and Subsidiaries on Form S-8 (No. 333-73456, No. 333-61313, No. 333-10059, No. 333-14687, No. 333-26589 and 333-132770), Form SB-2 (No. 333-31241) and Form S-3 (No. 333-86976, 333-104148 and 333-119748) of our report dated March 24, 2010 with respect to the consolidated financial statements as of December 31, 2009, which report appears in the December 31, 2009 Annual Report on Form 10-K .

/s/ Amper, Politziner & Mattia LLP

Edison, New Jersey
March 24, 2010